                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                          7 7/8% SENIOR NOTES DUE 2011
                                       OF
                            HQI TRANSELEC CHILE S.A.

    As set forth in the prospectus dated July 26, 2001 (the "Prospectus") of HQI Transelec Chile S.A. ("HQI Transelec") in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept HQI Transelec's exchange offer (the "Exchange Offer") to exchange all of its outstanding unregistered
7 7/8% senior notes due 2011 (the "outstanding notes") if (i) certificates representing the outstanding notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such outstanding notes or other required documents to reach an Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to an Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.
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    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST
24, 2001 UNLESS THE OFFER IS EXTENDED BY HQI TRANSELEC (THE "EXPIRATION
   DATE"). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M,. NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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              TO: BANKERS TRUST COMPANY, PRINCIPAL EXCHANGE AGENT

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
           BY MAIL:               BY OVERNIGHT MAIL OR COURIER:                BY HAND:
  c/o BT Services Tennessee,     c/o BT Services Tennessee, Inc.       c/o Bankers Trust Company
             Inc.               Corporate Trust & Agency Services  Corporate Trust & Agency Services
     Reorganization Unit               Reorganization Unit          Attn: Reorganization Department
       P.O. Box 292737               648 Grassmere Park Road           Receipt & Delivery Window
   Nashville, TN 37229-2737            Nashville, TN 37211         123 Washington Street, 1st Floor
                                                                          New York, NY 10006
                                      Confirm by Telephone:           Information: (800) 735-7777
     Fax: (615) 835-3701                 (615) 835-3572
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           DEXIA BANQUE INTERNATIONALE A LUXEMBOURG S.A., LUXEMBOURG
                                 EXCHANGE AGENT
                          BY HAND OR OVERNIGHT COURIER

                   DEXIA Banque Internationale a Luxembourg S.A.
                                69 route d'Esch
                               L2953, Luxembourg
                      Attn: Transactional Execution Group

                           BY FASCIMILE TRANSMISSION:
                                (3-52) 4590-4227
                             CONFIRM BY TELEPHONE:
                                (3-52) 4590-0001

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE WITH CONFIRMATION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    The undersigned hereby tender(s) to HQI Transelec, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

    The undersigned understands that tenders of outstanding notes will be accepted only in authorized denominations. The undersigned understands that tenders of outstanding notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of outstanding notes may be withdrawn if the Exchange Offer is terminated or as otherwise provided in the Prospectus.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                       2
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                            PLEASE SIGN AND COMPLETE

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
Signature(s) of Registered Owner(s) or             Name(s) of Registered Holder(s):
Authorized Signatory:                              -------------------------------------------
-------------------------------------------        -------------------------------------------
-------------------------------------------        -------------------------------------------
-------------------------------------------        Address:
                                                   -------------------------------------------
                                                   -------------------------------------------

Principal Amount of Outstanding Notes              Area Code and Telephone No.:
Tendered:                                          -------------------------------------------
-------------------------------------------

Certificate No(s). of Outstanding Notes (if        If outstanding notes will be delivered by
available):                                        book- entry transfer at The Depository Trust
-------------------------------------------        Company, Euroclear or Clearstream
-------------------------------------------        Luxembourg, insert Account No.:
                                                   -------------------------------------------

Date:                                              -------------------------------------------
-------------------------------------------

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This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of outstanding notes exactly as its (their) name(s) appear on Certificates for outstanding notes or on a security position listing as the owner of outstanding notes, or by person(s) authorized to become registered
   Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

   Name:______________________________________________________________________

   Capacity:__________________________________________________________________

   Address(es):_______________________________________________________________

   DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO AN EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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                                       3

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each Holder of outstanding notes on whose behalf this tender is being made "own(s)" the outstanding notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of outstanding notes complies with such Rule 14e-4, and (c) guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the outstanding notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such outstanding notes into the Principal Exchange Agent's account at The Depository Trust Company, Euroclear or Clearstream Luxembourg, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with an Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO AN EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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
Name of Firm:                                  Authorized Signature:
Address:                                       Name:
                                               Title:
Area Code and Telephone No:
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